UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): May 10, 2005

                                   ANSYS, INC.
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               (Exact name of registrant as specified in charter)

          Delaware                     0-20853                 04-3219960
(State or Other Jurisdiction      (Commission File           (IRS Employer
     of Incorporation)                 Number)             Identification No.)

                   275 Technology Drive, Canonsburg, PA, 15317
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               (Address of Principal Executive Offices) (Zip Code)

                                 (724) 746-3304
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

Under the ANSYS, Inc. (the "Company") Amended and Restated 1996 Stock Option and Grant Plan (the "Plan"), each independent director who is serving as a director of the Company on the fifth business day after each annual meeting of stockholders is automatically granted on such day non-qualified stock options to acquire 24,000 shares of the Company's common stock. Notwithstanding such provision, on May 10, 2005, the Board of Directors of the Company determined that, solely with respect to the option grant related to the 2005 annual meeting of stockholders, each independent director would be granted options to purchase 12,000 shares of common stock in lieu of the options to purchase 24,000 shares provided for in the Plan. No other terms of the Plan or any option grant were altered.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ANSYS, INC.

Date:  May 13, 2005              By: /s/ Maria T. Shields
                                     ------------------------------
                                     Maria T. Shields - Chief Financial Officer,
                                     VP of Finance and Administration (Ms.
                                     Shields is the Principal Financial and
                                     Accounting Officer and has been duly
                                     authorized to sign on behalf of the
                                     Registrant)